UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2015

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On March 23, 2015, Ecosphere Technologies, Inc. (the “Company”) entered an agreement, effective as of February 19, 2015, with two holders of the Company’s convertible notes with an outstanding balance in the aggregate amount of $666,965 as of the effective date of the agreement to extend the maturity of such notes, originally due February 19, 2015, to August 19, 2015. In connection with the extension of the maturity date, the Company issued the holders of the notes additional warrants to purchase a total of 312,500 shares of the Company’s common stock exercisable at $0.115 per share, and issued the holders a total of 434,782 shares of the Company’s common stock, calculated at $0.115 per share, in lieu of payment of an extension fee of $50,000.

All notes and warrants described above were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: March 27, 2015